SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 19, 2003

Date of Report
(Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-25361	91-1629814

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100-112th Avenue NE, Suite 100, Bellevue, Washington 98004-4504

(Address of Principal Executive Offices) (Zip Code)

(425) 451-8060

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Items
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 99.1

Item 5. Other Items

Private Placement

     On May 19, 2003, Onyx Software Corporation announced that it had completed a private placement of its common stock to certain institutional and other accredited investors. Onyx issued an aggregate of 4,542,788 shares of common stock in the private placement, of which 4,153,900 shares were issued to Special Situations Fund III, L.P. (“SSF”) and other SSF funds (together with SSF, the “SSF Investors”) at a purchase price of $0.65 per share and the remaining 388,888 shares were issued to several directors and executive officers of Onyx and one of their family members (together, the “Affiliated Investors”) at a purchase price of $.81 per share. The $0.65 price to the SSF Investors was determined by negotiation with SSF, while the $0.81 price to the Affiliated Investors was determined according to the average of the closing bid prices of Onyx’s common stock on the Nasdaq National Market on the two trading days immediately preceding the closing date of the private placement. In connection with the transaction, Onyx also issued to an associate of SSF a five-year warrant to purchase 25,000 shares of common stock at an exercise price of $0.8125 per share.

     Onyx expects that the net proceeds of the transaction, after deducting estimated fees and expenses, will be approximately $2.8 million. Onyx intends to use the net proceeds of the private placement for working capital and general corporate purposes.

     The private placement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. Each of the purchasers in the private placement represented that he, she or it is an accredited investor, as defined by Rule 501 under the Securities Act, and certificates representing the shares and warrants will contain appropriate legends to reflect the restrictions on transfer imposed by the Securities Act. The Affiliated Investors have agreed not to sell any shares of Onyx common stock without Onyx’s prior written consent before November 19, 2003.

Antidilution Warrants

     If at any time before November 19, 2003, Onyx issues shares of common stock at a purchase price (such price, the “Issue Price”) below $0.65 per share (any such issuance, a “Dilutive Issuance”), then Onyx is also obligated to issue to the SSF Investors additional warrants (the “Antidilution Warrants”) to purchase an aggregate of 100,000 shares of common stock for each $0.01 by which the Issue Price is below $0.65. The Antidilution Warrants, if any, will have an exercise price of 125% of the Issue Price. If the closing price of Onyx’s common stock on Nasdaq equals or exceeds 150% of the Issue Price for the Dilutive Issuance associated with any particular Antidilution Warrant for a period of ten consecutive trading days, Onyx will have the right, subject to customary conditions, to demand that the warrantholder exercise its rights under such Antidilution Warrant and, if such rights are not exercised, the Antidilution Warrant will terminate. Onyx and SSF have agreed that under no circumstances will Onyx be obligated to issue the Antidilution Warrants if, (i) after issuance of the Antidilution Warrants, the investors in the private placement would own or have the right to acquire more than 19.9% of the common stock then outstanding (after giving effect to the issuance of the Antidilution Warrants in question), or (ii) Onyx would be deemed to have issued, pursuant to the private placement (including the shares issued to the Affiliated Investors), shares of Onyx common stock or rights to acquire shares of Onyx common stock which, in the aggregate, would represent more than 19.9% of the shares of Onyx common stock outstanding as of May 19, 2003, unless and until Onyx’s shareholders shall have approved the issuance. The foregoing terms regarding Antidilution Warrants apply only to the SSF Investors, and not to the Affiliated Investors.

     The purchase agreement in the private placement also provides that, if Onyx completes a Dilutive Issuance at any time before May 19, 2004, Onyx must provide notice to the SSF Investors that a Dilutive Issuance has occurred and the SSF Investors will have the right to purchase additional shares of Onyx common stock for the same consideration and on the same terms and conditions as the other investors in the Dilutive Issuance. The number of shares that each SSF Investor will be entitled to purchase pursuant to this provision is determined by reference to the ratio that the number of shares purchased by the SSF Investors in the private placement bears to the total number of shares of Onyx common stock outstanding prior to the applicable Dilutive Issuance.

Reverse Stock Split Proposal

     Onyx has agreed with the investors in the private placement that it will seek shareholder approval of an amendment to its articles of incorporation effecting a one-for-four reverse split of Onyx’s common stock and an increase in Onyx’s authorized capital at its upcoming annual meeting, which is scheduled to be held on July 10, 2003.

Registration Rights Agreement

     In connection with the private placement, Onyx entered into a registration rights agreement with the purchasers. Under the registration rights agreement, Onyx is required to file with the Securities and Exchange Commission (the “SEC”), by June 18, 2003, a registration statement for the resale by the SSF Investors and the Affiliated Investors of the shares issued and sold in the private placement and the shares issuable upon exercise of SSF’s warrant. If any Antidilution Warrants are issued, Onyx will be required to file with the SEC, within 30 days after such issuance, a registration statement (or, if applicable, amend a current registration statement) for resale by the holders of the Antidilution Warrants of the shares issued upon exercise of Antidilution Warrants. In the event that any registration statement required to be filed under the registration rights agreement is not filed by the deadline, Onyx will be required to pay liquidated damages to each SSF Investor equal to 1.5% of the purchase price paid by such investor for each thirty-day period after the deadline that passes before the filing occurs.

     Onyx has agreed to use reasonable efforts to cause any registration statement filed pursuant to the registration rights agreement to become effective as soon as practicable, but in no event later than August 17, 2003 (or, in the case of a registration statement that relates to the Antidilution Warrants, within 90 days after the issuance of the Antidilution Warrants). In the event that the SEC has not declared any such registration statement effective by the deadline, or if sales cannot be made because Onyx has not updated the registration statement to comply with securities law requirements, Onyx will be required to pay liquidated damages to each SSF Investor liquidated damages equal to 1.5% of the purchase price paid by such SSF Investor for each thirty-day period after the deadline that passes before effectiveness or update occurs.

     Copies of each of the two purchase agreements for the private placement and a copy of the registration rights agreement among Onyx, the SSF Investors and the Affiliated Investors are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively. A copy of the form of Antidilution Warrant is included in Exhibit 10.1 as an exhibit to that purchase agreement. A copy of the warrant that was issued in the private placement is attached to this report as Exhibit 10.4. A copy of the press release relating to the announcement of the private placement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated May 19, 2003, by and among Onyx Software Corporation and the investors named on the signature pages thereto.

10.2	Stock Purchase Agreement, dated May 19, 2003, by and among Onyx Software Corporation and the investors named on Exhibit A thereto.

10.3	Registration Rights Agreement, dated May 19, 2003, by and among Onyx Software Corporation and the investors named on the signature pages thereto.

10.4	Warrant to purchase 25,000 shares of common stock of Onyx Software Corporation issued on May 19 2003 to Robert J. Majteles.

99.1	Press Release of Onyx Software Corporation dated May 19, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Dated: May 19, 2003	By:	/s/ Brian C. Henry

Brian C. Henry Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated May 19, 2003, by and among Onyx Software Corporation and the investors named on the signature pages thereto.

10.2	Stock Purchase Agreement, dated May 19, 2003, by and among Onyx Software Corporation and the investors named on Exhibit A thereto.

10.3	Registration Rights Agreement, dated May 19, 2003, by and among Onyx Software Corporation and the investors named on the signature pages thereto.

10.4	Warrant to purchase 25,000 shares of common stock of Onyx Software Corporation issued on May 19 2003 to Robert J. Majteles.

99.1	Press Release of Onyx Software Corporation dated May 19, 2003.